                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SCOTSMAN INDUSTRIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                                     N/A
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    (2) Aggregate number of securities to which transaction applies:

                                     N/A
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

                                     N/A
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    (5) Total fee paid:

                                     N/A
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    [ ] Fee paid previously with preliminary materials.

                                     N/A
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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

                                     N/A
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    (2) Form, schedule or registration statement no.:

                                     N/A
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    (3) Filing party:

                                     N/A
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    (4) Date filed:

                                     N/A
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

Scotsman Industries Logo

                                                                  March 27, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scotsman Industries, Inc. which will be held on Thursday, May 14, 1998, at 9:00 a.m., local time, at our Scotsman Ice Systems division headquarters in Vernon Hills, Illinois. Please refer to the attached map for directions to the premises.

     At the Annual Meeting, shareholders are being asked to elect two directors to serve terms which expire in 2001 and to approve an amendment to the Scotsman Industries Long-Term Executive Incentive Compensation Plan to increase the maximum number of shares that may be issued under the Plan. The Board of Directors recommends a vote "FOR" each nominee and "FOR" the proposed amendment to the Long-Term Executive Incentive Compensation Plan.

     Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to sign, date, and mail the enclosed Proxy in the envelope provided. Your right to vote in person at the meeting is not affected by returning the Proxy.

     A copy of Scotsman Industries' Annual Report for the fiscal year ended December 28, 1997 accompanies this Notice of Meeting and Proxy Statement. On behalf of the Board of Directors, officers and employees of Scotsman, I would like to thank you for your continued interest and support.

                                            Sincerely,

                                            Richard C. Osborne
                                            RICHARD C. OSBORNE
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                      MAP

-- Place of Annual Meeting
The headquarters of Scotsman Ice Systems division is located at 775 Corporate Woods Parkway in Vernon Hills, Illinois, approximately 40 miles northwest of downtown Chicago.
Shareholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 94-294) should exit at Half Day Road (Route 22) and travel west to reach Milwaukee Avenue (Route 21). Turn right onto Milwaukee Avenue and travel north approximately 1 mile to reach Corporate Woods Parkway (the second or northern Corporate Woods entrance).
Parking facilities will be available and refreshments will be served beginning at 8:30 a.m.

                                                           820 Forest Edge Drive
                                                    Vernon Hills, Illinois 60061
Scotsman                                                            847-215-4500
Industries Logo

                                                                  March 27, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 14, 1998

                            ------------------------

To the Shareholders of SCOTSMAN INDUSTRIES, INC.

     Notice is hereby given that the annual meeting of shareholders of Scotsman Industries, Inc. (the "Company") will be held at the Company's Scotsman Ice Systems division headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 14, 1998, at 9:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve for a term of three years; and

     2. To consider and vote upon a proposal to amend the Company's Long-Term Executive Incentive Compensation Plan (the "Incentive Plan") to increase the maximum number of shares that may be issued under the Incentive Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1998, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors

                                            Donald D. Holmes
                                            DONALD D. HOLMES
                                            Vice President -- Finance and
                                            Secretary

                                                           820 Forest Edge Drive
                                                    Vernon Hills, Illinois 60061
SCOTSMAN                                                            847-215-4500
INDUSTRIES

                                                                  March 27, 1998

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scotsman Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's Scotsman Ice Systems division headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 14, 1998, at 9:00 a.m., local time (the "1998 Annual Meeting"), and at any adjournments thereof. The 1998 Annual Meeting is being held to consider and vote upon (1) the election of two directors to serve until the 2001 annual meeting of shareholders of the Company or until the successors of such directors have been duly elected and qualified, and (2) a proposal to amend the Company's Long-Term Executive Incentive Compensation Plan (the "Incentive Plan") to increase the maximum number of shares that may be issued under the Incentive Plan. The Company's Board of Directors knows of no other business that will be presented for consideration at the 1998 Annual Meeting other than the matters described in this Proxy Statement.

     The close of business on March 20, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders entitled to vote at the 1998 Annual Meeting. Accordingly, only holders of record of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), at the close of business on such date will be entitled to vote at the 1998 Annual Meeting. As of the close of business on that date, there were 10,581,597 shares of Common Stock outstanding (not including 191,893 shares of Common Stock held in treasury). Each share of Common Stock outstanding as of the Record Date, excluding the treasury shares, is entitled to one vote.

     This Proxy Statement is first being mailed to the Company's shareholders on or about March 27, 1998. The Company's 1997 Annual Report to Shareholders, including financial statements for the fiscal year ended December 28, 1997, accompanies this Proxy Statement.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 1998 Annual Meeting by (1) giving written notice of such revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) appearing in person at the 1998 Annual Meeting and voting in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed as follows: Scotsman Industries, Inc., 820 Forest Edge Drive, Vernon Hills, Illinois 60061, Attention: Donald D. Holmes, Secretary. Duly executed proxies received prior to the meeting will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.

     The presence, in person or by proxy, of the holders of record of shares of Common Stock entitling the holders thereof to cast a majority of the votes entitled to be cast at the 1998 Annual Meeting will constitute a quorum. The inspectors of election will count abstentions and broker non-votes (i.e., shares held by a broker in street name and represented by a proxy indicating that the broker does not have discretionary authority to vote on a particular proposal) as present for purposes of determining the presence of a quorum at the 1998 Annual Meeting.

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. As a result, abstentions or broker non-votes, if any, will reduce the number of votes received by a director, but should have no effect on the outcome of the election.

     Under the Company's by-laws and New York Stock Exchange rules, the proposal to amend the Incentive Plan must be approved by a majority of the votes cast at the 1998 Annual Meeting. New York Stock Exchange rules further require that the total vote cast on the proposal represent over 50% in interest of the shares entitled to vote on the proposal. As a result, (i) holders of a majority of the Company's outstanding Common Stock must not only be present (for quorum purposes) but must actually cast their votes on the proposal to amend the Incentive Plan (with abstentions, but not broker non-votes, counting as votes cast for purposes of the New York Stock Exchange rules), and (ii) votes in favor of the proposal must constitute a majority of the votes cast (with abstentions thus having the effect of a vote against the proposal).

     The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may make solicitations in person or by telephone without compensation, other than the compensation such persons otherwise receive for their services as officers, directors or employees. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses in connection with forwarding such materials. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fees to be paid to such firm for such services are not expected to exceed $6,500, plus reimbursement for out-of-pocket costs and expenses.

     YOUR VOTE IS IMPORTANT TO THE COMPANY. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE 1998 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of members of the Board of Directors has been fixed at eight. Matthew O. Diggs and Timothy C. Collins resigned from the Board of Directors, effective August 13, 1997 and December 22, 1997, respectively. Pursuant to the Company's restated certificate of incorporation, any vacancy on the Board of Directors resulting from the resignation of a director may be filled only by a majority vote of the directors then in office. The Board of Directors has not filled the two vacancies on the Board. See "Agreements Governing the Appointment and Future Nomination of Certain Directors; Voting Agreements" for additional information relating to the directorships formerly held by Mr. Diggs and Mr. Collins.

     The Company's by-laws provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of shareholders of the Company, successors of the class whose terms of office expire in that year are to be elected for three-year terms or until their successors have been duly elected and qualified. The terms of two directors, Richard C. Osborne and Donald C. Clark, will expire at the 1998 Annual Meeting, and the Company's Board of Directors has renominated both for re-election to the Board of Directors. If re-elected, both will serve until the 2001 annual meeting of shareholders of the Company or until their successors have been duly elected and qualified. The Company's by-laws establish certain procedures for shareholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors."

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. Since two positions are to be filled on the Board of Directors, the two nominees receiving the highest number of votes cast will be elected as directors.

     It is the intention of the parties named in the enclosed proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that either nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may be nominated for director by the Board of Directors of the Company.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
                                      NOMINEES FOR ELECTION AT THE 1998
                                      ANNUAL MEETING TO SERVE UNTIL 2001
--------------------------------------------------------------------------------------------------
Richard C. Osborne (54)               Mr. Osborne is Chairman of the Board, President and Chief
                                        Executive Officer of the Company. Mr. Osborne has been
                                        Chairman of the Board since May, 1991 and President and
                                        Chief Executive Officer since April, 1989. He was an
                                        Executive Vice President of Household Manufacturing, Inc.
                                        from 1982 to April, 1989. He has been a director of the
                                        Company since April, 1989.

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
Donald C. Clark (66)                  Mr. Clark was Chairman of the Board and a director of
                                        Household International, Inc. ("Household"), a financial
                                        services business, until his retirement in 1996. Mr. Clark was Chairman of the Board of Household from 1984 to 1996
                                        and Chief Executive Officer of Household from 1982 to
                                        September, 1994. He is also a director of Armstrong World
                                        Industries, Inc., PMI Group, Inc., Ameritech Corporation
                                        and Warner-Lambert Co. and serves as Chairman of the Board of trustees of Clarkson University and as a life trustee
                                        of Northwestern University. He has been a director of the
                                        Company since April, 1989, and served as Chairman of the
                                        Board of the Company from April, 1989, to May, 1991.

                                      DIRECTORS CONTINUING TO SERVE UNTIL 1999
                                      ------------------------------------------------------------
Robert G. Rettig (68)                 Mr. Rettig is a consultant to Illinois Tool Works, Inc., a manufacturer of industrial products and components, and a
                                        consultant to, and a director of, The Tech Group, a custom molding company, and has held those positions since 1990.
                                        He was an Executive Vice President of Illinois Tool Works,
                                        Inc. from 1983 to December, 1989. Mr. Rettig is also a
                                        director of Lawson Products, Inc. and serves as a trustee
                                        of the Illinois Institute of Technology. He has been a
                                        director of the Company since April, 1989.
Richard L. Thomas (67)                Mr. Thomas was Chairman of the Board of First Chicago NBD
                                        Corporation and The First National Bank of Chicago from
                                        1995 until his retirement in May, 1996. He was Chairman of the Board, President and Chief Executive Officer of The
                                        First National Bank of Chicago from 1992 to 1995. Mr.
                                        Thomas is also a director of First Chicago NBD
                                        Corporation, The First National Bank of Chicago, CNA
                                        Financial Corporation, IMC Global Inc., The PMI Group,
                                        Inc., The Sabre Group Holdings, Inc., and Sara Lee
                                        Corporation. He serves as a trustee of the Chicago
                                        Symphony Orchestra, Northwestern University and Rush
                                        Presbyterian-St. Luke's Medical Center, Chairman of the
                                        Board and a trustee of Kenyon College, and Chairman of the
                                        Civic Committee of The Commercial Club of Chicago. He has
                                        been a director of the Company since August, 1997.

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
                                      DIRECTORS CONTINUING TO SERVE UNTIL 2000
                                      ------------------------------------------------------------
George D. Kennedy (71)                Mr. Kennedy was Chairman and a director of Mallinckrodt
                                        Group Inc., a producer of medical products and chemicals,
                                        from 1991 until his retirement in October, 1994. He was
                                        Chairman and Chief Executive Officer of Mallinckrodt Group
                                        Inc. from 1986 to 1991. Mr. Kennedy is also a director of
                                        Brunswick Corporation, American National Can Company and
                                        Kemper National Insurance Company. He has been a director
                                        of the Company since April, 1989.
Frank W. Considine (76)               Mr. Considine is Honorary Chairman of the Board, Chairman of
                                        the Executive Committee and a director of American
                                        National Can Company, a packaging manufacturer, and has
                                        held those positions since 1990. He was Chairman of the
                                        Board of American National Can Company from 1983 to 1990,
                                        President from 1969 to 1988, and Chief Executive Officer
                                        from 1973 to 1988. Mr. Considine is also Chairman of the
                                        Board of Trustees of Loyola University, Chicago, Vice
                                        President of the Lyric Opera of Chicago, and a member of
                                        the Executive Committee of the Museum of Science and
                                        Industry, Chicago, and the Board of Trustees of the Field
                                        Museum of Natural History, Chicago. Mr.Considine has been
                                        a director of the Company since April, 1989.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held ten meetings during 1997. The standing committees of the Board of Directors held a total of nine meetings. The average attendance at the aggregate of the total number of meetings of the Board of Directors and the total number of committee meetings was 96%. All persons who were directors of the Company in 1997 attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which they served, except for Mr. Diggs. The Board of Directors has standing Audit, Compensation, Governance and Executive Committees. The Governance Committee performs many of the functions of a standing nominating committee.

     The Audit Committee is composed of Robert G. Rettig and George D. Kennedy. Mr. Rettig is the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of the Company and its subsidiaries, the Company's accounting principles, policies and practices, and financial reporting, the scope of the audits conducted by the Company's independent public accountants and internal auditors, and the annual financial statements of the Company and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of the Company and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of the Company's principal independent public accountants and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met twice during 1997.

     The Compensation Committee is composed of Frank W. Considine, Donald C. Clark, and Richard L. Thomas. Mr. Considine is the Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of the Company and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of the Company. The Compensation Committee met five times during 1997.

     The Governance Committee is composed of George D. Kennedy and Frank W. Considine. Mr. Kennedy is the Chairman of the Committee. The Governance Committee is responsible for, among other things, recommending to the Board of Directors possible candidates for election to the Board of Directors (with the final determination to be made by action of the Board of Directors), considering any recommendations made by shareholders of the Company of proposed candidates for election to the Board of Directors, periodically reviewing each director's continuation on the Board of Directors, in consultation with such director and the Chief Executive Officer and the Chairman of the Board, assigning individual members of the Board of Directors to one or more committees of the Board of Directors, and reviewing, from time to time, the compensation of the Board of Directors and recommending to the Board of Directors such changes as the Governance Committee deems appropriate. The Governance Committee did not meet in 1997.

DIRECTORS' FEES AND COMPENSATION

     Non-employee directors of the Company receive for their services (i) an annual retainer fee paid in shares of Common Stock with a total market value of approximately $18,000, determined as of the day immediately preceding the date of the annual meeting of the shareholders of the Company, and (ii) a fee of $1,000 for each Board of Directors and committee meeting attended. In addition, any non-employee director who serves as chairman of the Audit, Compensation, Executive or Governance Committees of the Board of Directors receives, as compensation for those services, additional shares of Common Stock with a total market value of approximately $3,000, determined as of the same valuation date used in determining the number of shares to be granted to the directors as annual retainer fees. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the shareholders of the Company.

     Under the Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"), effective August 11, 1994, each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries (a "Non-Employee Director") also received, as of the effective date of the Non-Employee Directors' Plan, or received or will receive, on the next business day following his or her appointment to the Board of Directors, an option to purchase 2,000 shares of Common Stock. An option to purchase an additional 1,000 shares of Common Stock is automatically granted to each Non-Employee Director on the next business day following the date of each annual meeting of shareholders. The exercise price per share of each option granted is equal to the fair market value of a share of Common Stock on the date of grant. In 1997, under the Non-Employee Directors' Plan, each of the six persons who were Non-Employee Directors of the Company received an option to acquire 1,000 shares of Common Stock at an exercise price of $24.625 per share. In addition, upon his appointment to the Board of Directors,

Mr. Richard L. Thomas received an option to acquire 2,000 shares of Common Stock at an exercise price of $26.375 per share.

     Each option granted under the Non-Employee Directors' Plan vests 100% and thus becomes exercisable on the earliest of (i) the date immediately preceding the first annual meeting following the date of the grant of the option, (ii) the death or disability of such Non-Employee Director during his service as a director, or (iii) a "change of control." The term "change of control" has the same meaning given such term in the Incentive Plan, described below. See "PROPOSAL 2, PROPOSED AMENDMENT TO LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN -- Provisions Relating to Change of Control." Options generally expire 10 years and one day from the date of grant, subject to earlier termination under certain circumstances if the director's service on the Board of Directors terminates prior to the expiration of such ten-year period.

AGREEMENTS GOVERNING THE APPOINTMENT AND FUTURE NOMINATIONS
OF CERTAIN DIRECTORS; VOTING AGREEMENTS

     Under the terms and conditions of an Agreement and Plan of Merger, dated January 11, 1994, as amended (the "DFC Merger Agreement"), and a Share Acquisition Agreement, dated January 11, 1994, as amended (the "WAL Acquisition Agreement" and together with the DFC Merger Agreement, the "Acquisition Agreements"), governing the acquisition by the Company of DFC Holding Corporation ("DFC") and Whitlenge Acquisition Limited ("WAL"), the Company has agreed that (i) so long as the former shareholders of DFC and WAL, together in each case, with certain permitted transferees (collectively, the "New Scotsman Shareholders") own at least 1,688,578 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock), they will be entitled to designate the persons nominated by the Board of Directors to fill the directorships previously held by Mr. Collins and Mr. Diggs, and (ii) so long as the New Scotsman Shareholders own at least 1,114,462 shares of Common Stock (appropriately adjusted for any subsequent recapitalization, stock dividend, split or other change in the capital stock),they will be entitled to designate one such nominee. For information concerning the current holdings of the New Scotsman Shareholders, see Note 5 under "Security Ownership of Certain Beneficial Owners." So long as the New Scotsman Shareholders are entitled to designate at least one nominee to the Board of Directors, the Company has also agreed that it will not increase the number of directors to more than eight directors, and the New Scotsman Shareholders have agreed to vote and to cause any affiliates or associates controlled by them to vote all shares of capital stock of the Company owned by them in favor of all of the nominees to the Board of Directors recommended by the Board of Directors.

     Certain former shareholders of DFC and WAL have entered into a Stockholders Agreement, dated as of January 11, 1994 (the "Stockholders' Agreement"), under which Onex and its affiliates, Onex DHC LLC and Onex U.S. Investments, Inc. (the "Onex Affiliates"), have the right to designate (and remove) the person or persons nominated to fill one or both directorships formerly held by Mr. Diggs and Mr. Collins, so long as Onex and the Onex Affiliates hold Common Stock and the New Scotsman Shareholders are entitled to so designate one or both directorships pursuant to the Acquisition Agreements. Scotsman is not a party to the Stockholders' Agreement. Pursuant to a letter agreement among Scotsman, Onex and the Onex Affiliates, Onex and the Onex Affiliates have agreed to allow Scotsman to nominate an individual (a "Nominee") to fill the currently vacant position formerly held by Mr. Diggs, whose term would have expired at the 1999 Annual Meeting of Stockholders but for his resignation. Any Nominee would be voted on by the directors who are then in office. Onex and the Onex Affiliates have reserved the right to designate a nominee to stand for election at the 1999 Annual Meeting of Stockholders to fill any position held by a Nominee or to leave that position vacant, provided that Onex and the Onex Affiliates then have the authority under the Acquisition Agreements and the Stockholders' Agreement to make such designation. In addition, Scotsman has agreed to use its reasonable best efforts to cause its Board of Directors to fill any vacancy resulting from the death, incapacity, resignation or removal of any Nominee with a person designated by Onex and the Onex Affiliates, provided that Onex and the Onex Affiliates then have the authority under the Acquisition Agreements and the Stockholders' Agreement to make such designation.

     The right of the New Scotsman Shareholders to designate one or more nominees to the Company's Board of Directors will terminate on January 11, 2004 unless such obligation is extended by written agreement among the Company and the New Scotsman Shareholders after January 11, 2002 but before the termination date. Upon termination of the right of the New Scotsman Shareholders to designate one or more nominees to the Board of Directors at a time when any designee of the New Scotsman Shareholders is currently on the Board and upon the request of the Company, (i) any such designee who is a New Scotsman Shareholder shall promptly resign as a director, and (ii) the New Scotsman Shareholders will use their best efforts to cause any such designee or designees who are not New Scotsman Shareholders to promptly resign.

     Under the Stockholders' Agreement, Onex and the Onex Affiliates have also been granted an irrevocable proxy (the "Onex Proxy") to vote all of the shares of Common Stock held by the New Scotsman Shareholders. The Onex Proxy includes the right to vote for the transaction of any and all business that may come before an annual, general or special meeting of the Company's shareholders, including the right to vote for the sale of all or any part of the assets, the liquidation, or the dissolution of the Company. The Onex Proxy will automatically terminate on January 10, 1999 or at such time that Onex, together with the Onex Affiliates, holds less than 30% of the number of shares of Common Stock initially acquired by it pursuant to the merger provided for in the DFC Merger Agreement. The Onex Proxy will also terminate with respect to specific shares of Common Stock upon the transfer of such shares to any person other than certain specified types of affiliates or associates of the former DFC shareholders and WAL shareholders that have granted Onex and the Onex Affiliates the Onex Proxy. For additional information regarding the parties to, and terms of, the Stockholders' Agreement, see Note 5 under "Security Ownership of Certain Beneficial Owners."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock for each director and nominee for director, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement, and all directors and executive officers of the Company as a group. Information is provided as of February 15, 1998, unless otherwise indicated.

-----------------------------------------------------------------------------------------------------
                                                           NO. OF SHARES
                                                          OF COMMON STOCK
                                                            BENEFICIALLY             PERCENT OF
                                                              OWNED(1)                CLASS(2)
-----------------------------------------------------------------------------------------------------
  DIRECTORS AND
  DIRECTOR NOMINEES
-----------------------------------------------------------------------------------------------------
  Donald C. Clark....................................           47,452(3)                   *
-----------------------------------------------------------------------------------------------------
  Frank W. Considine.................................           16,771(3)                   *
-----------------------------------------------------------------------------------------------------
  George D. Kennedy..................................           17,061(3)                   *
-----------------------------------------------------------------------------------------------------
  Richard C. Osborne.................................          264,452(3)               2.46%
-----------------------------------------------------------------------------------------------------
  Robert G. Rettig...................................           16,432(3)                   *
-----------------------------------------------------------------------------------------------------
  Richard L. Thomas..................................            1,000(3)                   *
-----------------------------------------------------------------------------------------------------
  CERTAIN EXECUTIVE OFFICERS
-----------------------------------------------------------------------------------------------------
  Ludwig Klein.......................................            1,450(3)                   *
-----------------------------------------------------------------------------------------------------
  Emanuele Lanzani...................................           80,938(3)                   *
-----------------------------------------------------------------------------------------------------
  Donald D. Holmes...................................           99,416(3)                   *
-----------------------------------------------------------------------------------------------------
  Michael de St. Paer................................            7,267(3)(4)                *
-----------------------------------------------------------------------------------------------------
  Directors and Officers as a Group
     (19 individuals, including all those listed
     above)..........................................          720,500(3)(4)            6.54%
-----------------------------------------------------------------------------------------------------

---------------
 *  Less than one percent of the outstanding Common Stock.

(1) Information relating to the number of shares of Common Stock beneficially owned by directors, nominees for directors and executive officers is based upon information (i) furnished by, or on behalf of, each person to the Company, or (ii) reflected in the records of the Tax Reduction Investment Plan ("TRIP") of the Company's wholly-owned subsidiary, Scotsman Group Inc. ("SGI"), the Incentive Plan, or the Company's Non-Employee Directors' Plan. Information relating to shares held in the TRIP has been furnished as of December 31, 1997, the latest date for which such information is available. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name.

(2) Based upon a total of 10,572,597 issued and outstanding shares of Common Stock as of February 15, 1998.

(3) Includes shares that could be acquired within 60 days after February 15, 1998 pursuant to the exercise of stock options as follows: Mr. Clark, Mr. Considine, Mr. Kennedy, and Mr. Rettig, each 4,000;

    Mr. Osborne, 194,295; Mr. Holmes, 68,555; Mr. Klein, 1,450, Mr.
    Lanzani, 74,635 and Mr. de St. Paer, 4,700; all directors and officers as a group, 440,910. Also includes certain shares held for the account of executive officers under the TRIP with respect to which each such officer has sole voting but no investment power as follows: Mr. Osborne, 6,624; Mr. Holmes, 9,116; all executive officers as a group, 25,320.

(4) Does not include 1,467 shares held by Mr. de St. Paer's wife as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION(2)              LONG-TERM COMPENSATION
                                               ----------------------------   ---------------------------------
                                                                     OTHER                                          ALL
                        PRINCIPAL                                    ANNUAL                                        OTHER
    NAME               POSITION(1)      YEAR    SALARY     BONUS     COMP.            AWARDS            PAYOUTS   COMP.(3)
-----------        ----------------     ----   --------   --------   ------   -----------------------   -------   --------
                                                                                           SECURITIES
                                                                              RESTRICTED   UNDERLYING
                                                                                STOCK        STOCK       LTIP
                                                                                AWARDS     OPTIONS(#)   PAYOUTS
--------------------------------------------------------------------------------------------------------------------------
  R. Osborne       Chairman of the      1997   $432,500   $285,000    --          $0         40,000       $0      $25,575
                   Board, CEO &         1996   $365,000   $325,000    --          $0         19,100       $0      $18,167
                   President            1995   $343,750   $200,000    --          $0         17,900       $0      $18,196
--------------------------------------------------------------------------------------------------------------------------
  E. Lanzani       Exec.VP; Mgng.       1997   $192,079    $26,664    --          $0          3,500       $0      $     0
                   Dir., Frimont        1996   $197,396    $82,460    --          $0          5,100       $0      $     0
                   S.p.A. & Castel MAC  1995   $167,458    $85,995    --          $0          4,400       $0      $     0
                   S.p.A.
--------------------------------------------------------------------------------------------------------------------------
  D. Holmes        VP Finance &         1997   $208,750    $80,000    --          $0          6,100       $0      $10,523
                   Secretary            1996   $177,083    $95,000    --          $0          7,200       $0      $ 8,362
                                        1995   $167,083    $64,000    --          $0          6,800       $0      $ 8,034
--------------------------------------------------------------------------------------------------------------------------
  L. Klein         VP; Mgng. Dir.,      1997   $161,746    $64,602    --          $0          2,000       $0      $     0
                   Hartek Beverage      1996   $198,268    $75,163    --          $0          3,500       $0      $     0
                   Handling GmbH
--------------------------------------------------------------------------------------------------------------------------
  M. de St. Paer   VP; Mgng. Dir.,      1997   $142,671    $74,018    --          $0          2,500       $0      $22,076
                   Whitlenge Drink      1996   $127,551    $72,035    --          $0          3,500       $0      $21,466
                   Equipment Ltd.       1995   $121,122    $43,657    --          $0          3,100       $0      $21,259
--------------------------------------------------------------------------------------------------------------------------

---------------

(1) Except for Mr. de St. Paer, whose position changed to Managing Director, Scotsman Beverage Group-Europe as of June 1, 1997, each executive officer held the same position with the Company in each of the years indicated.

(2) Includes amounts earned in the fiscal year, whether or not deferred.

(3) Amounts in this column consist of (i) Company-matching contributions to the TRIP and the Supplemental Tax Reduction Plan and, in the case of Mr. de St. Paer, Company contributions to an individual retirement plan made in lieu of contributions to Whitlenge's pension plan (in which Mr. de St. Paer does not participate), and (ii) life insurance premiums.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table above during the 1997 fiscal year and the value of the options held by such persons at the end of the 1997 fiscal year. No stock appreciation rights have been granted to date by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                           POTENTIAL REALIZABLE VALUE

----------------------------------------------------------------------------------------------------------------------------------

                                             INDIVIDUAL GRANTS IN 1997                        POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                                                                                 FOR 10-YEAR OPTION TERM
----------------------------------------------------------------------------------------------------------------------------------
                             NUMBER OF
                             SECURITIES
                             UNDERLYING    % OF TOTAL OPTIONS
                              OPTIONS          GRANTED TO        EXERCISE    EXPIRATION
          NAME                GRANTED         EMPLOYEES(1)       PRICE(2)       DATE       0%          5%             10%
----------------------------------------------------------------------------------------------------------------------------------
  R. Osborne                   40,000            44.49%          $26.6875     02/14/07     $0     $    671,345    $  1,701,324
----------------------------------------------------------------------------------------------------------------------------------
  E. Lanzani                    3,500             3.89%          $26.6875     02/14/07     $0     $     58,743    $    148,866
----------------------------------------------------------------------------------------------------------------------------------
  D. Holmes                     6,100             6.79%          $26.6875     02/14/07     $0     $    102,380    $    259,452
----------------------------------------------------------------------------------------------------------------------------------
  L. Klein                      2,000             2.22%          $26.6875     02/14/07     $0     $     33,567    $     85,066
----------------------------------------------------------------------------------------------------------------------------------
  M. de St. Paer                2,500             2.78%          $26.6875     02/14/07     $0     $     41,959    $    106,333
----------------------------------------------------------------------------------------------------------------------------------
  All Shareholders(3)                                                                      $0     $177,379,422    $449,515,299
----------------------------------------------------------------------------------------------------------------------------------
  Named Executive Officers' Gains as a % of all Shareholder Gains                                       0.512%          0.512%
----------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Based on 89,900 options granted to all employees.

(2) Fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on February 13, 1997, the date of grant.

(3) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 10,568,597 outstanding shares of Common Stock -- the number of shares outstanding on December 26, 1997.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------------

                                                            TOTAL NUMBER OF SECURITIES            TOTAL VALUE OF UNEXERCISED,
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS HELD
                                                          OPTIONS HELD AT FISCAL YEAR END            AT FISCAL YEAR END(1)
-------------------------------------------------------------------------------------------------------------------------------
                          NUMBER OF
                           SHARES
                         ACQUIRED ON        VALUE
        NAME              EXERCISE         REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
  R. Osborne                7,474          $133,274         194,295            44,025           $2,498,115           $96,413
-------------------------------------------------------------------------------------------------------------------------------
  E. Lanzani                7,474          $138,413          74,635             6,275           $  986,499           $25,136
-------------------------------------------------------------------------------------------------------------------------------
  D. Holmes                 5,979          $103,626          68,555             9,875           $  897,767           $36,428
-------------------------------------------------------------------------------------------------------------------------------
  L. Klein                    800          $  7,100           1,450             3,250           $    6,739           $12,414
-------------------------------------------------------------------------------------------------------------------------------
  M. de St. Paer               --                --           4,700             4,400           $   27,309           $17,379
-------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Based on the fair market value of the Common Stock on December 26, 1997 of $24.46875 (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange).

PENSION PLAN

     The Salaried Pension Plan of Scotsman Group Inc. ("SGI") is a non-contributory, defined benefit plan for certain salaried employees of SGI and its subsidiaries. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid years out of the employee's last ten years of employment, adjusted for wages subject to Social Security taxes. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. Effective January 1, 1994, SGI adopted the Supplemental Executive Retirement Plan (the "Supplemental Plan") which provides each participant in the Supplemental Plan with the benefits such participant would have received under the Salaried Pension Plan except for certain limitations on compensation and benefits imposed under the Internal Revenue Code of 1986, as amended (the "Code").

     The following table illustrates the amount of annual pension benefits payable under the Salaried Pension Plan (including amounts payable under the Supplemental Plan, where applicable) for eligible employees retiring at age 65 with the following remuneration and numbers of credited years of service.

                                  PENSION PLAN

-------------------------------------------------------------------
                                 YEARS OF SERVICE
-------------------------------------------------------------------
   REMUNERATION    15        20         25         30         35
-------------------------------------------------------------------
  $100,000     $ 18,243   $ 24,324   $ 30,405   $ 36,486   $ 42,567
-------------------------------------------------------------------
  $175,000     $ 33,869   $ 45,159   $ 56,448   $ 67,738   $ 79,028
-------------------------------------------------------------------
  $250,000     $ 49,495   $ 65,993   $ 82,492   $ 98,990   $115,488
-------------------------------------------------------------------
  $325,000     $ 65,121   $ 86,828   $108,535   $130,242   $151,949
-------------------------------------------------------------------
  $400,000     $ 80,747   $107,662   $134,578   $161,493   $188,409
-------------------------------------------------------------------
  $475,000     $ 96,373   $128,497   $160,621   $192,745   $224,869
-------------------------------------------------------------------
  $550,000     $111,999   $149,331   $186,664   $223,997   $261,330
-------------------------------------------------------------------
  $625,000     $127,624   $170,166   $212,707   $255,249   $297,790
-------------------------------------------------------------------
  $700,000     $143,250   $191,000   $238,750   $286,501   $334,251
-------------------------------------------------------------------
  $775,000     $158,876   $211,835   $264,794   $317,752   $370,711
-------------------------------------------------------------------
  $850,000     $174,502   $232,669   $290,837   $349,004   $407,172
-------------------------------------------------------------------

     The benefits set forth in the above table are computed on a straight-line annuity basis. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in the table. For purposes of determining the benefit under the Salaried Pension Plan for Mr. Osborne and Mr. Holmes, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1997 are as follows: Mr. Osborne, 19 years and $757,500; Mr. Holmes, 23 years and $303,750. Covered compensation, in each case, is equal to the salary reported for such officer in the Summary Compensation Table for 1997 plus the bonus reported for 1996 since bonuses earned in a given fiscal year are paid the following fiscal year. In calculating credited years of service under the Salaried Pension Plan, years of service with Household or its former subsidiaries prior to the spin-off of the Company by Household in 1989 have been taken into account.

     Mr. Lanzani, Mr. Klein, and Mr. de St. Paer are not covered by SGI's Salaried Pension Plan. Mr. Lanzani does, however, have an agreement with the Company's Italian subsidiary, Frimont S.p.A. ("Frimont"), which provides that he will receive monthly payments beginning at the later of July 1, 1999 or termination of his employment and ending at his death. These monthly payments will be equal to .0133 times his average monthly compensation times his credited service. For purposes of the agreement, "average monthly compensation" means his regular salary plus short-term bonuses received during the five-year period prior to termination of employment divided by 60 and "credited service" means the number of years of continuous service from November 7, 1967 to the date of termination of employment. For purposes of this plan, Mr. Lanzani is currently credited with 30 years of service, and he received a total of $274,539 in salary and bonuses in 1997. If Mr. Lanzani's employment is terminated before he reaches age 65, then at age 65 he will begin receiving such monthly payments.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS, INCLUDING CHANGE OF CONTROL PROVISIONS

     Mr. Osborne has entered into an employment agreement with SGI under which he was entitled, in 1997, to an annual base salary of $445,000, subject to annual review, and to benefits under SGI's benefit plans. See "Board Compensation Committee Report on Executive Compensation -- Base Salary." Effective March 1, 1998, Mr. Osborne's base salary was increased to $480,000. Under the agreement, Mr. Osborne was also eligible to receive, in 1997, an annual target bonus under the Company's Executive Incentive Compensation Program (the "Program") equal to 60% of his annual salary. The agreement provides for certain continued compensation in the event of (i) termination of employment by SGI or its subsidiaries prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties, or
(ii) Mr. Osborne's resignation from his position prior to age 65 because of a reassignment to a position of lesser rank or status, reduction of salary, benefits or target bonus, or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

     In the event Mr. Osborne's employment is terminated or he resigns for any of the reasons described in the preceding paragraph, he will be entitled for the next 18 months to (i) continued salary at the rate at which last received, (ii) continued target bonuses (prorated for such 18-month period) and (iii) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, with respect to the benefits described in clause (iii), the economic equivalent thereof. Benefit plan accruals described in clause (iii) that would be payable to Mr. Osborne on a deferred basis, were he to continue his employment, may be deferred or paid in an actuarially equivalent lump sum at the end of the 18-month period. Mr. Osborne's employment agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any of the benefits described in this paragraph and for any additional federal income and excise taxes due as the result of such reimbursement.

     Mr. Osborne and SGI have also entered into a separate, executive severance agreement (the "Severance Agreement") under which Mr. Osborne will be entitled to receive a single cash payment equal to the sum of (i) three times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) three times the amount of the greater of his then current target bonus under the Program or the average target bonus paid or payable to him under the Program in the last five fiscal years, if at any time before he reaches age 65, Mr. Osborne's employment with SGI is terminated or he resigns for "good reason" following a "change of control" of the Company. Under such circumstances, Mr. Osborne will also become fully vested in any accrued benefits in which he is not then fully vested under SGI's Salaried Pension Plan and in any employer matching contributions in which he is not then fully vested under SGI's Tax Reduction Investment Plan ("TRIP") or Supplemental Tax Reduction Plan. SGI will be obligated to pay Mr. Osborne, within 30 days of his termination or resignation, a lump sum equal to the actuarial equivalent of such accrued benefits under the Salaried Pension Plan and the amount of such employer matching contributions. SGI will also be obligated to keep in full force and effect, for a period of three years, all medical and insurance policies provided to Mr. Osborne by SGI at the same level of coverage and upon the same terms and conditions in effect as of the date of termination of his employment. Any payments made and benefits provided to Mr. Osborne under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Osborne would otherwise be entitled under his employment agreement. The Severance Agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any payment made as a result of a change of control and for any additional federal income and excise taxes due as the result of such reimbursement.

     For purposes of the Severance Agreement, a "change of control" will be deemed to have occurred if any of the events constituting a "change of control" for purposes of the Incentive Plan shall have occurred. See "PROPOSAL 2, PROPOSED AMENDMENT TO LONG-TERM EXECUTIVE INCENTIVE PLAN -- Provisions Relating to Change of Control." Mr. Osborne will be deemed to have had "good reason" to terminate his employment with SGI following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with SGI immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location other than the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Company is not the surviving corporation or the transfer of all or substantially all of the assets of the Company to another corporation, SGI fails to obtain from such corporation an agreement to assume all of SGI's obligations under the Severance Agreement.

     In addition to Mr. Osborne, Mr. Holmes, Mr. Lanzani, and Mr. de St. Paer each have employment agreements with SGI, and Mr. Klein has an employment agreement with SGI's wholly-owned German subsidiary, Hartek Beverage Handling GmbH ("Hartek"). Under their employment agreements with SGI, Mr. Holmes, Mr. Lanzani, and Mr. de St. Paer are currently entitled to annual base salaries of $227,000, 340,000,000 Lire (approximately $200,400 as of December 31, 1997), and
99,000 British pounds sterling (approximately $162,350 as of December 31, 1997), respectively, subject to annual review. Under their employment agreements, Mr. Holmes, Mr. Lanzani and Mr. de St. Paer were each eligible to receive, in 1997, an annual target bonus equal to 35% of their annual salary. The remaining provisions of Mr. Holmes', Mr. Lanzani's and Mr. de St. Paer's employment agreements are identical to those of Mr. Osborne's employment agreement except that (i) the provisions relating to continuation of compensation apply for a period of 12, rather than 18 months, (ii) there is no provision in the agreements for reimbursement of excise taxes, and (iii) each agreement will remain in effect, not until the executive officer who is a party to the agreement reaches age 65, but only until June 20, 1998 (in the case of Mr. Holmes and Mr. Lanzani) or October 15, 1998 (in the case of Mr. de St. Paer). Thereafter, the term of each agreement will be automatically extended each year for one additional year, unless the Compensation Committee delivers written notice of termination three months prior to the end of such term or extended term.

     Under his employment agreement with Hartek, Mr. Klein is entitled to an annual salary of 275,000 Deutsche marks (approximately $160,000 as of December 31, 1997) and to a bonus equal to 35% of his annual salary. He is eligible to receive, in addition, a discretionary bonus of up to 20% of his annual salary, with the actual amount to be determined by the President of the Company. In the event that Mr. Klein is unable to work due to illness or any other reason beyond his control, Hartek is obligated to continue to pay Mr. Klein's annual salary and to provide health and other insurance benefits under the agreement for up to six months. If Mr. Klein were to die during the term of his employment agreement, Hartek is required to make such payments to Mr. Klein's spouse during the month of his death and for the following three months. Mr. Klein's employment agreement, as amended in 1997, will remain in effect until March 31, 1998. Thereafter, Mr. Klein will be employed by Hartek, as a consultant, on a half-time basis for a period of one year at one-half of his current salary and bonus.

     Mr. Holmes and Mr. Lanzani have also entered into executive severance agreements with SGI. The provisions of those agreements are identical to the provisions of Mr. Osborne's Severance Agreement with SGI except that each of these officers will be entitled to receive a single cash payment equal to the sum of (i) two (rather than three) times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (ii) two (rather than three) times the amount of the greater of his then current target bonus or the average target bonus paid or payable to him under the Program in the preceding five fiscal years, if at any time before he reaches age 65, such officer's employment is terminated or he resigns for "good reason" following a "change of control" of the Company. Unlike Mr. Osborne's

Severance Agreement, such agreements may be terminated prior to the occurrence of a change of control by SGI upon six months' prior notice to the executive who is a party to the agreement, provided that, to the knowledge of the board of directors of SGI, no person has taken, at the time of such notice, steps reasonably calculated to effect a change of control.

OTHER AGREEMENTS

     Mr. Lanzani has an agreement with Frimont which provides that, so long as he is employed in his present position at Frimont, he will receive 2.4% of the annual net operating income of Frimont. This agreement replaced his prior ownership of 10% of the shares of Frimont. Since the payments made to Mr. Lanzani pursuant to this agreement replaced his prior ownership of shares of Frimont stock, the Company does not consider these payments to be cash compensation for services rendered and, accordingly, such payments have not been included in the summary compensation table set forth above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered in a manner consistent with the program's philosophies and objectives. All persons who were members of the Compensation Committee during the Company's last fiscal year were outside directors of the Company.

     The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of the Company, the executive compensation program should be structured to provide meaningful incentives to increase shareholder value. On an annual basis, the Committee reviews the actual results of each executive officer's performance against the objectives established by, and for, such executive for the preceding year. The Committee also reviews the compensation program components and plan for each executive officer for the upcoming year and relies upon the advice of independent compensation consultants regarding the competitiveness of the compensation programs. The Committee approves each compensation plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries in conjunction with the criteria for base salaries set forth below, taking into account any significant event that could affect program objectives and design.

     The Company's executive officer compensation program is comprised of a base salary, an annual cash incentive compensation program, and a long-term incentive compensation plan in the form of stock options, stock appreciation rights, restricted stock and restricted stock rights. In addition, executives are eligible for other benefits that are generally available to employees of the Company, including insurance protection, retirement plans and vacations and holidays.

  Base Salary

     Base salary ranges for executives are set at the 50th percentile of the national marketplace for manufacturing companies with sales in the range of $500 million to $1 billion. In determining salaries, the Committee takes into account salary rates compared with the marketplace, the performance of individuals and other factors deemed relevant by the Committee.

     Mr. Osborne's base salary for 1997 was fixed at $445,000, an increase of 20.3% over his 1996 base salary of $370,000. The increase was to recognize the increased responsibilities for a chief executive officer of an organization with annual sales volume of approximately $600 million and Mr. Osborne's performance during the previous twelve-month period. The resultant base salary for Mr. Osborne was nevertheless somewhat below the median of chief executive officers of comparably sized manufacturing companies.

  Executive Incentive Compensation Program

     The Executive Incentive Compensation Program is a cash bonus program designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to the Company's success.

     The targets for awards under this plan are set at the 50th percentile of the national marketplace. Incentives earned are based primarily on performance compared with financial targets established for the Company and/or a subsidiary or division of the Company at levels approved by the Committee. The financial targets include targets for earnings, cash flow and return on investment. A portion of earned awards are based on discretionary factors to reflect individual contributions to the Company's success each year.

     In 1997, Mr. Osborne was eligible to receive incentive compensation ranging from 0% to 120% of his annual base salary, with a target payout of 60% of his annual base salary. For 1997, Mr. Osborne received a bonus of 66% of his annual base salary. In reviewing Mr. Osborne's incentive amount, the Committee considered the Company's operating performance in 1997 and other accomplishments affecting the Company's long-term growth. During 1997, the Company acquired Kysor Industrial Corporation and met the expected projections from the acquisition, improved the Company's operating and strategic planning processes, and made significant progress in strengthening the Company's beverage group through the acquisition of Homark and realignment of the European beverage management and sales reporting structure. In the light of such accomplishments, the Committee believes that the incentive award granted to Mr. Osborne was appropriate.

  Long-Term Executive Incentive Compensation Plan

     The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objectives of the Incentive Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase shareholder value through improved executive performance.

     The Committee has established programs for each executive officer under the Incentive Plan which provide for stock option grants with a value equal to the value of the awards granted to persons holding commensurate positions at similar-sized companies. The option exercise price is equal to the fair market value of the Common Stock on the date of the grant. Value to the executive is dependent upon an increase in the share price above the option exercise price. The program established for Mr. Osborne under the Incentive Plan has a target value equal to 100% of his salary grade midpoint. In 1997, the Committee approved a stock option grant with a value equal to 100% of his salary grade midpoint. The Committee believes that an appropriate portion of Mr. Osborne's total compensation is tied directly to shareholder value.

  Benefit Programs

     The Company provides its executive officers with insurance protection plans, including medical, dental, life, accidental death and dismemberment, travel and accident, and disability insurance plans, retirement programs and vacation and holiday plans. These plans are generally available to the Company's employees.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code (the "Code") and related regulations provide that a public company may not deduct, for federal income tax purposes, compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly compensated executive officers employed by the company at year-end, other than compensation which qualifies as "performance-based compensation" under the Code and related regulations or is otherwise exempt from the provisions of Section 162(m). Stock options and stock appreciation rights granted to such officers under the Incentive Plan, as amended in 1997, should qualify as performance-based compensation under Section 162(m). All compensation paid to the Company's chief executive officer and four other most highly compensated officers was deductible in 1997 and is expected to be deductible in 1998. In designing future compensation programs for the chief executive officer and other highly compensated executive officers, the Committee will take into account the deductibility of such compensation under Section 162(m). The Committee may recommend, in the future, steps to assure the deductibility of other forms of compensation paid by the Company, in the event that the Committee determines that the benefits of such deductibility to the Company outweigh any loss of flexibility or other disadvantages involved in qualifying such compensation as performance-based compensation under Section 162(m).

                                            Frank W. Considine, Committee
                                            Chairman
                                            Donald C. Clark, Committee Member
                                            Richard L. Thomas, Committee Member

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and the S&P Diversified Manufacturing Index over the same period. Most of the Company's direct competitors are private companies or small segments of larger companies and do not permit construction of a realistic peer group. Therefore, the S&P Diversified Manufacturing Index has been used in lieu of a peer group for this comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                       SCOTSMAN INDUSTRIES, RUSSELL 2000,
                       AND S&P DIVERSIFIED MANUFACTURING

                                                                     S&P
        MEASUREMENT PERIOD       SCOTSMAN                        DIVERSIFIED
      (FISCAL YEAR COVERED)     INDUSTRIES     RUSSELL 2000     MANUFACTURING
            12/31/92              100.00          100.00           100.00
            12/31/93              151.87          118.89           121.48
            12/31/94              185.35          116.72           125.88
            12/31/95              191.84          149.92           177.20
            12/31/96              258.38          174.65           244.20
            12/31/97              268.27          213.70           290.75

  Assumes $100 invested on December 31, 1992 in the Common Stock, Russell 2000, and S&P Diversified Manufacturing Group.

* Total return assumes reinvestment of dividends on a quarterly basis.

                                   PROPOSAL 2
                   PROPOSED AMENDMENT TO LONG-TERM EXECUTIVE
                          INCENTIVE COMPENSATION PLAN

     The Long-Term Executive Incentive Compensation Plan (the "Incentive Plan") is a stock-based benefit plan established by the Company. Under the Incentive Plan, the Compensation Committee of the Board of Directors, in its discretion, may grant employees of the Company or its subsidiaries (i) options to purchase shares of Common Stock, (ii) stock appreciation rights relating to the Common Stock, either in tandem with the grant of an option or on a stand-alone basis,
(iii) restricted Common Stock, or (iv) restricted stock rights relating to the Common Stock. The purpose of the Incentive Plan is to further the long-term growth of the Company by strengthening its ability to attract and retain key employees and by providing additional incentives for such employees to seek to enhance the Company's performance by enabling them to participate in its ownership and growth. The Incentive Plan was established in 1989, and amendments to the Incentive Plan were approved by the shareholders at the 1992 and 1997 Annual Meetings.

     Under the Incentive Plan as now in effect, the Company is authorized to issue an aggregate total of 1,000,000 shares of Common Stock pursuant to awards under the Plan. As of the date of this Proxy Statement, after giving effect to options granted in 1998, a total of 61,110 shares of Common Stock remain available for future issuance under the Incentive Plan.

     The Board of Directors believes that it is in the best interests of the Company to increase the number of shares available for issuance under the Incentive Plan from 1,000,000 to 1,600,000 so that the purposes of the Incentive Plan can continue to be served. At its February 10, 1998 meeting, the Board of Directors therefore approved, subject to the approval of the shareholders, an amendment to the Incentive Plan increasing the maximum number of shares issuable under the Incentive Plan from 1,000,000 to 1,600,000 shares. Shareholder approval of the amendment to the Incentive Plan is required under the rules of the New York Stock Exchange on which the Common Stock is listed.

     A copy of the Incentive Plan, restated to reflect the proposed amendment, is attached as Exhibit A to the Proxy Statement. The following discussion of the material features and provisions of the Incentive Plan is qualified in its entirety by reference to Exhibit A.

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the terms of the Incentive Plan, the Committee must consist of at least two directors, designated from time to time by the Board of Directors. Membership on the Committee is limited to those directors who meet the definitions of (i) a "non-employee director" under Rule 16b-3, under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(ii) an "outside director" under Section 162(m) of the Code. The Committee, in its discretion, may grant any type of award permitted under the Incentive Plan to any person eligible to receive such an award under the Incentive Plan.

SHARES SUBJECT TO THE INCENTIVE PLAN

     If the amendment to the Incentive Plan is adopted, up to 1,600,000 shares of Common Stock may be issued under the Incentive Plan. Common Stock issued pursuant to the Plan may consist of authorized and unissued shares of Common Stock or of Common Stock held in the Company's treasury. If any award granted under the Incentive Plan terminates or lapses for any reason, including by agreement between the Company and the grantee, any shares of Common Stock subject to such award will again be available for issuance under the Incentive Plan. Under the terms of the Incentive Plan, the Board of Directors or the Compensation Committee has the authority to change equitably the number of shares of Common Stock available for issuance under the Incentive Plan in the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or other change in the Company's capitalization. Under such circumstances, the Board of Directors or the Compensation Committee may also make appropriate adjustments in the price or number of shares of Common Stock subject to awards or to the terms of the awards to prevent dilution or enlargement of previously granted awards.

ELIGIBILITY

     Only employees of the Company and its divisions and subsidiaries may be selected by the Compensation Committee for awards under the Incentive Plan. Directors who are not also employees of the Company are not eligible to participate in the Incentive Plan. As of December 31, 1997, a total of approximately 3,750 persons were employed by the Company and its divisions and subsidiaries. The Compensation Committee, in its sole discretion, selects those employees who are to be granted awards under the Incentive Plan. In 1997, a total of 58 employees received awards under the Incentive Plan.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The Compensation Committee may grant any type of option to purchase shares of Common Stock that is permitted by law at the time of grant. Under current law, such options may therefore be either "incentive stock options" ("Incentive Stock Options") subject to the requirements of Section 422 of the Code, or non-qualified stock options ("Non-Qualified Stock Options"). An option may not be exercisable more than ten years and one day from the date of grant, but otherwise may be exercised at the rate set by the Compensation Committee. The option price per share is set by the Compensation Committee and may not be less than the fair market value of one share of Common Stock on the date of grant. Payment for options may be made (i) in cash, (ii) in cash received from a broker-dealer to whom the holder has submitted an exercise notice, (iii) by delivering shares of Common Stock having an aggregate fair market value on the exercise date equal to the exercise price, (iv) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of the option having an aggregate fair market value on the date of exercise equal to the exercise price, (v) by any other medium of payment that the Compensation Committee, in its discretion, may authorize at the time of grant of the option, or (vi) by any combination of such permissible forms of payment.

     Under the Incentive Plan, the Compensation Committee may grant stock appreciation rights in tandem with the grant of an option under the Incentive Plan or with respect to a previously granted option under the Incentive Plan, or on a stand-alone basis. In exchange for the surrender in whole or in part of the right to exercise the related option, a stock appreciation right granted in tandem with an option entitles the holder to payment of an amount equal to the appreciation in value of the Common Stock subject to the surrendered option. Stock appreciation rights which are issued on a stand-alone basis entitle the holder, upon exercise, to payment of an amount equal to the difference between the base price of the stand-alone stock appreciation right and the fair market value on the date of exercise of a share of Common Stock. The "base price" is determined by the Compensation Committee and must be at least 100% of the fair market value of one share of Common Stock on the date such stock appreciation right is granted. A stand-alone stock appreciation right may be exercised at the rate set by the Compensation Committee, but may not be exercised less than one year nor more than ten years from the date of grant. In the discretion of the Compensation Committee, payment upon exercise of a stock appreciation right may be made in cash, in Common Stock or by a combination of cash and Common Stock.

     During an employee's lifetime, option and stock appreciation rights issued under the Incentive Plan may be exercised only by the employee and may not be transferred except by will or the laws of descent and distribution. Notwithstanding the preceding sentence, however, an employee who is the holder of a Non-Qualified Option may assign, at any time prior to his or her death, all or any portion of such option to (i) his or her spouse or any lineal descendant,
(ii) the trustee of a trust for the primary benefit of his or her spouse or any lineal descendant, or (iii) a tax-exempt organization as described in Section 501(d)(3) of the Internal Revenue Code of 1986, as amended, provided that the employee does not receive any consideration for the assignment and such assignment has been expressly approved by the Compensation Committee.

RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

     The Incentive Plan also authorizes the Compensation Committee to grant restricted stock and restricted stock rights. The Compensation Committee may grant restricted shares of Common Stock to any employee selected by the Compensation Committee, subject to the forfeiture of such shares to the Company if the employee fails to remain an employee of the Company or any of its subsidiaries for the period of time established by the Compensation Committee (the "restricted period"). Restricted stock rights entitle an employee to receive a stated number of shares of Common Stock after the employee remains continuously employed by the Company for the restricted period. The Compensation Committee in its sole discretion may waive a forfeiture in whole or in part or may accelerate the termination of the restricted period with respect to any restricted stock or restricted stock rights. A holder of restricted stock rights is not entitled to any of the rights of a holder of the Company's Common Stock prior to the issuance of the shares subject to the restricted stock rights; however, at the discretion of the Compensation Committee, the Company may pay the holder an amount in cash equal to the cash dividends declared on the Common Stock for each such share of stock.

PROVISIONS RELATING TO CHANGE OF CONTROL

     The Incentive Plan provides that, in the event of a "change of control,"
(i) any stock appreciation rights outstanding for at least six months and any options not previously exercisable and vested shall become exercisable and vested, (ii) the restrictions previously applicable to any restricted stock shall not apply and such stock shall be deemed fully vested, and (iii) each holder of restricted stock rights shall be entitled to receive the number of shares of Common Stock subject to such restricted stock rights. A "change of control" will be deemed to have occurred if any of the following events occurs:

          (i) subject to certain specified exceptions, any individual, entity, or group, including any "person" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

          (ii) persons who were directors of the Company as of October 25, 1991 (the date of adoption of the change of control provision) or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") shall cease to constitute a majority of the board of directors of the Company;

          (iii) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) more than 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

          (iv) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (A) more than 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another,
     (B) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

AMENDMENT AND TERMINATION OF THE INCENTIVE PLAN

     The Board of Directors or the Compensation Committee may amend the Incentive Plan at any time or may modify any award granted under the Incentive Plan, subject to the following limitations: (i) without the approval of the Company's shareholders (and except as permitted under the circumstances described under "Shares Subject to the Incentive Plan," above), the Board of Directors or the Compensation Committee may not increase the number of shares of Common Stock which may be issued pursuant to the Incentive Plan or change the exercise price of an option or the base price of a "stand-alone" stock appreciation right, or make any other amendment to the Incentive Plan which is required by law to be approved by the shareholders, and (ii) without the consent of the holder, the Board of Directors or the Compensation Committee may not amend a previously granted award in a manner which materially and adversely affects the rights of the holder of that award. The Board of Directors may terminate the Incentive Plan at any time. Such termination shall not affect any awards previously granted under the Incentive Plan.

PLAN BENEFITS

     Information relating to option grants and exercises under the Incentive Plan in 1997 with respect to the chief executive officer and other four most highly compensated officers of the Company is included under the caption "Options and Stock Appreciation Rights," above. In addition, in 1997, 69,900 options at an exercise price of $26.6875 per share were granted to all executive officers as a group, and 20,000 options at an exercise price of $26.6875 per share were granted to all non-executive officer employees as a group. No stock appreciation rights, restricted stock, or restricted stock rights were granted in 1997 under the Incentive Plan.

     At its February 10, 1998 meeting, the Compensation Committee granted 45,000 options to Mr. Osborne, 5,000 options to Mr. Lanzani, 13,000 options to Mr. Holmes, no options to Mr. Klein, 5,000 options to Mr. de St. Paer, 100,600 options to all executive officers as a group, and 50,200 options to all non-executive officer employees as a group. All such options were granted at an exercise price of $26.5625, the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on the date of grant. On March 20, 1998, the last reported sales price for the Common Stock on the New York Stock Exchange was $30.375. None of these grants were made subject to, or will be affected by, shareholder approval or disapproval of the proposed amendment to the Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

  Options

     Under present U.S. federal income tax laws, awards under the Incentive Plan will have the following tax consequences:

     The grant of any option under the Incentive Plan will not give rise to taxable income to the optionee or to a deduction for the Company. The tax consequences upon exercise of the option or upon sale of the shares of Common Stock acquired upon exercise of the option will depend upon whether it is an Incentive Stock Option or a Non-Qualified Stock Option.

     In the case of an Incentive Stock Option, the optionee does not ordinarily recognize income, and the Company is not entitled to a deduction, at the time of exercise of the option. The excess of the fair market value of the Common Stock at the date of exercise over the exercise price is, however, a tax preference item and may lead to alternative minimum tax liability for the optionee at the time of exercise of the option. The optionee will be subject to taxation at the time the shares of Common Stock acquired upon exercise of the option are sold. If (i) at the time of sale, the optionee has held the Common Stock acquired upon exercise of the option for at least two years from the date the option was granted and one year from the date the option was exercised and (ii) the optionee was an employee of the Company or a subsidiary of the Company continuously from the date of grant until at least three months before the date of exercise (or one year before the date of exercise if the optionee's employment terminated because of disability), any amount realized upon sale of the Common Stock in excess of the exercise price will be taxable to the optionee as long-term capital gain and any loss will constitute long-term capital loss. In such event, the Company will not be entitled to a deduction at the time of sale. If, however, the sale occurs within two years of the date of grant of the option or one year of the date the option was exercised, the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or (ii) the excess of the sale price over the exercise price will be taxable to the optionee as ordinary income. Under such circumstances, subject to Section 162(m), the Company will be entitled to a deduction in the year that the sale occurs in an amount equal to the income realized by the optionee.

     In the case of a Nonqualified Stock Option, or in the case of an Incentive Stock Option with respect to which the optionee does not satisfy the continuous employment requirement referred to in the preceding paragraph, the optionee will recognize as ordinary income upon exercise of the option an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Subject to Section 162(m), the Company will be entitled to a deduction in an amount equal to, and at the same time that, income is recognized by the optionee, provided that the Company complies with applicable withholding tax requirements.

     If the optionee pays the exercise price of an option in cash, his or her original tax basis in the Common Stock acquired upon exercise of the option will be equal to the sum of the exercise price paid plus the amount that the optionee is required to recognize as income as a result of the exercise of the option. If the optionee pays the exercise price of an option by tendering other Common Stock then owned by the optionee, the optionee will not recognize any gain or loss on the tendered stock, and the optionee's original tax basis for an equal number of shares of Common Stock acquired upon exercise of the option will be the same as the optionee's adjusted tax basis in the tendered stock. The remaining acquired Common Stock will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the optionee is required to recognize as income as a result of the exercise of the option.

     At the discretion of the Compensation Committee, in lieu of requiring the optionee to pay the Company, in cash, the amount of the withholding tax liability upon exercise of an option, the optionee may authorize the Company to withhold a portion of the shares to be issued pursuant to the exercised option in payment for such tax liability. Shares withheld for this purpose will be valued at their fair market value on the date of exercise. Alternatively, at the discretion of the Compensation Committee, the optionee may deliver shares of Common Stock owned by the optionee prior to the exercise of the option in payment of the tax withholding amount due; however, use of previously owned shares may result in the recognition, for tax purposes, of gain or loss by the optionee on the shares delivered to the Company to satisfy the optionee's tax liability. Shares delivered to the Company in payment for withholding tax liabilities will be valued at their fair market value as of the date of delivery to the Company.

  Stock Appreciation Rights, Restricted Stock Rights, and Restricted Stock

     Except as otherwise described in the next paragraph, the grant of a stock appreciation right, restricted stock right or shares of restricted stock is not taxable to the grantee for federal income tax purposes at the time of grant. However, at the time the grantee exercises a stock appreciation right or the restricted period on restricted stock rights or restricted stock terminates, the grantee will realize income, taxable as ordinary income, to the extent of the cash or then fair market value of the property received. The Company will be entitled to a corresponding deduction for federal income tax purposes in the year in which the grantee recognizes ordinary income, provided that the Company withholds income tax from such amount, as required under the Code. Except as to distributions made in cash (such as dividend equivalents, if any, on restricted stock rights or stock appreciation rights that the Compensation Committee elects to settle in cash), and in connection with which the Company will withhold necessary amounts, the grantee will be required to provide funds to the Company to cover necessary withholding taxes.

     Under Code Section 83(b), a grantee may elect within thirty (30) days after the date of an award of restricted stock to recognize taxable compensation as of the date of such award (instead of when the restricted period terminates), and the Company will be entitled to a corresponding deduction at such time. The amount of such taxable income and corresponding deduction will be equal to the fair market value of such restricted stock at the time of the award. The grantee will have a tax basis in such shares of restricted stock equal to such fair market value and will recognize no further taxable income until the grantee subsequently sells the shares, at which time he or she will recognize capital gain equal to the difference between the sale price and his or her adjusted basis in the shares. However, if the restricted stock is subsequently forfeited, the forfeiture will be treated as a sale or exchange upon which the employee realizes a loss equal to the excess (if any) of (i) the employee's tax basis in the shares, over (ii) the amount realized (if any) upon the forfeiture, and the loss will be treated as capital loss.

     Amounts representing dividends paid on shares of restricted stock or shares subject to restricted stock rights before the termination of the restricted period thereon will be taxed as ordinary income to the grantee when received, and the Company will be entitled to a corresponding deduction at such time. Such amounts will be paid to the grantee net of the withholding tax due. Dividends paid on restricted stock with respect to which a grantee has made a Section 83(b) election or paid after the restricted period on such restricted stock has terminated will continue to be taxed as ordinary income to the grantee but will not be deductible by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN. UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE SUCH PROXY "FOR" PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock as of the most recent date prior to the preparation of this Proxy Statement for which information is available to the Company.

------------------------------------------------------------------------------------------------------
                                                              NUMBER OF SHARES
                                                               OF COMMON STOCK   PERCENT OF CLASS
                                                                BENEFICIALLY         OF COMMON
             NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED            STOCK(1)
------------------------------------------------------------------------------------------------------
  Brinson Partners, Inc.
  Brinson Holdings, Inc.
  SBC Holding (USA), Inc.
  Swiss Bank Corporation....................................     729,200(2)            6.90%
  209 South LaSalle Street
  Chicago, Illinois 60604-1295
------------------------------------------------------------------------------------------------------
  Harris Associates L.P.
  Harris Associates, Inc. ..................................    1,061,500(3)          10.04%
  Two North LaSalle Street
  Suite 500
  Chicago, Illinois 60602-3790
------------------------------------------------------------------------------------------------------
  Neuberger & Berman, LLC...................................     979,490(4)            9.26%
  605 Third Avenue
  New York, New York 10158-3698
------------------------------------------------------------------------------------------------------
  Onex Corporation et al....................................    1,910,371(5)          18.07%
  c/o Robert F. Quaintance, Jr., Esq.
  Debevoise & Plimpton
  875 Third Avenue
  New York, New York 10022
------------------------------------------------------------------------------------------------------
  Samuel R. Shapiro
  Shapiro Capital Management Company, Inc. .................     797,350(6)            7.54%
  3060 Peachtree Road, N.W.
  Atlanta, Georgia 30305
------------------------------------------------------------------------------------------------------

---------------
(1) Based upon a total of 10,572,597 shares of Common Stock issued and outstanding on February 15, 1998.

(2) Based on information provided in a Schedule 13G, as amended, dated February 11, 1998, filed with the Securities and Exchange Commission (the "SEC") by Brinson Partners, Inc. ("BPI"), on behalf of itself, Brinson Holdings, Inc. ("BHI"), SBC Holding (USA), Inc. ("SBC USA") and Swiss Bank Corporation ("SBC"). According to the filing, BPI is an investment adviser and BHI, SBC USA, and SBC are parent holding companies pursuant to Rule 13d-1(b)(1)(ii)(G), and BPI, BHI, SBC USA and SBC have shared voting and shared dispositive power with respect to all 729,200 shares of Common Stock reported.

(3) Based on information provided in Schedule 13G, as amended, filed with the SEC on February 10, 1998 by Harris Associates L.P.("Harris") and Harris Associates, Inc. (the "General Partner"). According to the filing, the General Partner is the sole general partner of Harris. The filing states that by reason of advisory and other relationships with the persons who own 1,061,500 shares of Common Stock, Harris may be deemed to have shared voting and shared dispositive power with respect to all 1,061,500 shares of Common Stock reported, including 1,041,500 shares owned by The Oakmark Smallcap Fund, a series of the Harris Associates Investment Trust for which Harris acts as investment advisor.

(4) Based on information provided in a Schedule 13G, as amended by Amendment No. 4, filed with the SEC on February 12, 1998 by Neuberger & Berman LLC. According to the filing, Neuberger & Berman LLC has shared dispositive power with respect to all 979,490 shares, sole voting power with respect to 537,990 shares and no voting power with respect to the remaining shares. According to the filing, the shares do not include 113,400 shares of Common Stock owned by principals of Neuberger & Berman LLC in their personal securities accounts as to which Neuberger & Berman LLC disclaims beneficial ownership.

(5) Based on information provided in a Schedule 13D, as amended by Amendment No. 5 (the "New Scotsman Shareholders 13D"), filed with the SEC on October 22, 1997, by Onex Corporation, Onex DHC LLC, OMI Quebec Inc., Onex Capital Corporation, Oncap Holding Corporation, Gerald W. Schwartz, W. Joseph Manifold, Charles R. McCollom, Anita J. Moffatt Trust dated July 23, 1993, Anita J. Moffatt, Remo Panella, Teddy F. Reed, Robert L. Schafer, Graham E. Tillotson, John A. Tilmann Trust dated July 23, 1993, John A. Tilmann, Ronald A. Anderson, Kevin E. McCrone, Michael P. McCrone, Michael J. de St. Paer, Paul L. de St. Paer, Wendy M. de St. Paer, M. Anne de St. Paer, Graham
    F. Cook, Jane E. Cook, Catherine J. Cook, G.F. Cook and J.E. Cook (A/c AJC) Trust, G.F. and J.E. Cook (A/c SEC) Trust, Christopher R.L. Wheeler, Maureen
    J. Wheeler, Jonathan R. Wheeler, Josephine V. Wheeler, John Rushton, and Margaret L. Rushton (the "Reporting Persons"). According to the New Scotsman Shareholders 13D, the Reporting Persons may be deemed to constitute a "group" for purposes of Section 13(d)(3) of the Exchange Act. The New Scotsman Shareholders 13D further states that, pursuant to the Stockholders' Agreement, (i) the Reporting Persons may not transfer any shares of Common Stock, except for transfers pursuant to an underwritten public offering or sale in the public market through a broker, unless the transferee agrees to become a party to, and to be bound by, the Stockholders' Agreement, and (ii) the Reporting Persons have granted Onex the Onex Proxy to vote all shares of Common Stock held by such Reporting Persons. For additional information relating to the Stockholders' Agreement and the Onex Proxy, see "Agreements Governing the Appointment and Future Nomination of Certain Directors; Voting Agreements."

(6) Based on information provided in a Schedule 13G, filed with the SEC on January 9, 1998 by Shapiro Capital Management Company, Inc. ("SCMC") and Samuel R. Shapiro. According to the filing, (i) SCMC has sole voting power and sole dispositive power with respect to all 797,350 shares, and (ii) Mr. Shapiro is the president, a director and a majority shareholder of SCMC and may be deemed to have beneficial ownership of the shares reported by virtue of that affiliation.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Directors, officers and beneficial owners of more than 10 percent of the outstanding shares of the Common Stock are required to file with the SEC reports on Forms 3, 4 and 5 reflecting certain changes in their beneficial ownership of the Common Stock. Pursuant to regulations adopted by the SEC, the Company is required to disclose each such person who failed to file any such report on a timely basis during the Company's most recent fiscal year. Based solely on a review of the Forms 3, 4 and 5 furnished to the Company and any amendments thereto, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1997 fiscal year, except for Mr. David Frase, who failed to file a Form 4 on a timely basis reporting a single transaction in the Common Stock on August 21, 1997.

AUDITORS

     The independent public accounting firm of Arthur Andersen LLP has audited the Company's consolidated 1997 financial statements. Arthur Andersen LLP will serve as the Company's independent auditors in 1998. A representative from Arthur Andersen LLP will be present at the 1998 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

     The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In order for business to be properly brought before an annual meeting, such business must also be a proper matter for shareholder action. To be timely, notice of a nomination or proposed business must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting.

     Special provisions apply if the date of an annual meeting is more than 30 days before or 60 days after such anniversary date. Under those circumstances, in order to be timely, notice must be received by the Company not earlier than the close of business on the 90th day before the date of the annual meeting nor later than the later of (i) the close of business on the 60th day before the annual meeting or (ii) the close of business on the 10th day after the date on which the Company first publicly announces the meeting (either by a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or by a filing with the Securities and Exchange Commission). Special provisions also apply in the event that the number of directors to be elected at an annual meeting is increased and there is no such public announcement naming all of the nominees for directors or specifying the size of the increased board at least 70 days before the first anniversary of the preceding year's annual meeting. Under those circumstances, a notice shall be timely, but only with respect to nominees for any new positions created by the increase, if the notice is received by the Company not later than the close of business on the 10th day after the date that the Company first makes such a public announcement. Any shareholder who gives notice of the nomination of any person for election as a director or notice of business to be brought before an annual meeting must be a shareholder of record at the time of the giving of notice and entitled to vote on the matter with respect to which such notice is given.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to being named as a nominee and to serving as a director if elected). Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about the business to be brought, including a brief description of the business, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder in the business so proposed. Any notice given under either the Nomination Procedure or the Business Procedure must also contain certain information about the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the shareholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the number of shares of Common Stock owned beneficially and of record by such shareholder and beneficial owner, if any.

     If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairman or other officer determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

1998 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS

     Proposals from shareholders to be presented at the 1999 annual meeting of the shareholders of the Company must be received by the Company on or before November 27, 1998 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER BUSINESS

     The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1998 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT COST TO ANY SHAREHOLDER A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO SCOTSMAN INDUSTRIES, INC., 820 FOREST EDGE DRIVE, VERNON HILLS, ILLINOIS 60061, ATTENTION: DONALD D. HOLMES, SECRETARY.

                                                                       EXHIBIT A

                           SCOTSMAN INDUSTRIES, INC.
                LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN
  [ALL CHANGES TO BE EFFECTED BY THE PROPOSED AMENDMENT ARE SHOWN IN BOLDFACE
                                     TYPE]

1. PURPOSE

     The purpose of the Long-Term Executive Incentive Compensation Plan (the "Plan") is to further the long-term growth of Scotsman Industries, Inc. (the "Company") and its divisions and subsidiaries by strengthening the ability of the Company to attract and retain key employees and to provide additional motivation and incentives for the performance of key employees.

2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee shall consist of at least two such Directors as the Board may from time to time designate. Membership on the Committee shall be limited to members of the Board of Directors who meet the definitions of a "non-employee director" under Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Committee shall have such powers to administer the Plan as are delegated to it by the Plan or the Board of Directors, including the power to interpret the Plan and any agreements executed thereunder, to prescribe rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan.

3. GRANT OF AWARDS; SHARES SUBJECT TO PLAN

     (a) The Committee may grant any type of award permitted under the terms of the Plan (all such awards in the aggregate being hereinafter referred to as "Awards"). Only employees of the Company and its divisions and subsidiaries may be selected by the Committee for Awards under the Plan.

     (b) The maximum number of shares of Common Stock of the Company that may be issued under the Plan is 1,600,000, all of which shares may be made subject to Options. The maximum number of shares of Common Stock with respect to which Options or Stock Appreciation Rights ("SARs"), or any combination thereof, may be granted under the Plan to any employee within a calendar-year period may not exceed 100,000, subject to Paragraph (c) of this Section 3. The Common Stock issued pursuant to the Plan may consist of authorized and unissued shares of the Company's Common Stock or Common Stock held in the Company's treasury. If any Award granted under the Plan shall terminate or lapse for any reason, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

     (c) In the event of corporate changes affecting the Company's Common Stock or this Plan or Awards granted thereunder (including without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, or other relevant changes in capitalization), the Board of Directors or the Committee shall make appropriate adjustments in price, number and kind of shares of Common Stock or other consideration subject to such Awards or in the terms of such Awards, which it deems equitable to prevent dilution or enlargement of rights under the Awards. In addition, the Board of

Directors or the Committee may from time to time equitably change the aggregate number or remaining number or kind of shares which may be issued under the Plan or to any employee under the Plan to reflect any such corporate changes.

4. OPTIONS

     (a) The Committee may grant any type of statutory or non-statutory Option to purchase shares of the Company's Common Stock as is permitted by law at the time the Option is granted. The term of each Option shall not be more than ten years and one day from the date of grant and may be exercised at the rate set by the Committee.

     (b) The per share purchase price of the Company's Common Stock which may be acquired pursuant to an Option shall be at least 100% of the fair market value of one share of Common Stock of the Company on the date on which the Option is granted. Within this limitation such price shall be determined by the Committee.

     (c) Notwithstanding sub-section (b) above, the Committee in its discretion and for Options granted on or prior to April 20, 1989 may grant Options with a per share purchase price less than 100% of the fair market value of one share of the Company's Common Stock on the date on which the Option is granted; however, the Committee may only grant Options pursuant to this sub-section (c) to former employees of Household Manufacturing, Inc. or its subsidiaries who have forfeited or will be forfeiting employee stock options previously granted by Household International, Inc. as a result of termination of employment. The exercise price for Options granted pursuant to this sub-section (c) at less than fair market value on the date of grant will be determined by the Committee based on the appreciation in value of Household International, Inc. employee stock options being forfeited. No Option shall be granted to an employee pursuant to this sub-section (c) unless such employee has agreed to forfeit any remaining rights such employee may have in options granted by Household International, Inc.

     (d) Except as otherwise provided in the Plan or in any stock option agreement, the optionee shall pay the purchase price of the shares of Common Stock upon the exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option (however in the case of an optionee subject to Section 16 of the Securities Exchange Act of 1934, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Board), (iii) by delivering shares of Common Stock having an aggregate fair market value on the date of exercise equal to the option purchase price, (iv) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate fair market value on the date of exercise equal to the option purchase price, (v) by such other medium of payment as the Committee, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii),
(iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association, and made payable to Scotsman Industries, Inc. In the case of payment pursuant to (ii), (iii) or (iv) above, the optionee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, an optionee may file a blanket election with the Committee which shall govern all future exercises of Options until revoked by the optionee. The Company shall issue, in the name of the optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an optionee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R.sec. 220.3(e)(4), or other applicable provision of law.

     (e) Whenever the Company proposes or is required to issue or transfer shares of Common Stock to an employee under the Plan, the Company shall have the right to require the employee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the employee to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the employee, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to an employee in cash, such payment shall be net of any amount sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring an employee to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that, at the employee's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares of Common Stock otherwise distributable to the employee, such shares of Common Stock being valued at their fair market value at the date of exercise, or by the employee's delivering to the Company shares of Common Stock previously owned by the employee, such shares of Common Stock being valued at their fair market value as of the date of delivery of such shares of Common Stock by the employee to the Company. For this purpose, the amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the employee and to the particular transaction. Notwithstanding any provision of the Plan to the contrary, an employee's election pursuant to the preceding sentences
(i) must be made on or prior to the date as of which income is realized by the recipient in connection with the particular exercise transaction, and (ii) must be irrevocable. In lieu of a separate election on each effective date of each exercise transaction, an employee may file a blanket election with the Committee which shall govern all future exercise transactions until revoked by the employee.

5. STOCK APPRECIATION RIGHTS

     (a) The Committee may grant SARs in tandem with the grant of an Option under the Plan or with respect to a previously granted Option under the Plan. In either case the number of shares of Common Stock in respect of which SARs are granted by the Committee shall not be greater than the number of shares subject to the related Option. In exchange for the surrender in whole or in part of the right to exercise the related Option, such SAR shall entitle the employee to payment of an amount equal to the appreciation in value of the surrendered Options (the excess of the fair market value of such Common Stock subject to Options at the time of surrender over their aggregate option price). An SAR granted pursuant to this subsection (a) shall be exercisable to the extent and only to the extent that the related Option is exercisable, but if an SAR is granted with respect to a previously-granted Option, the SAR will not be exercisable for a period of twelve months from the date of grant of such SAR. No such SAR shall be exercisable except upon surrender of the related Option, and to the extent such Option is surrendered, the shares covered by such Option shall again be available for purposes of the Plan to the extent that payment of such SAR is not made in shares of Common Stock of the Company. The exercise of any Option shall result in the cancellation of any related SAR.

     (b) The Committee may also grant units of SARs on a stand-alone basis which are not issued in tandem with Options. The term of each such SAR shall not be more than ten years from the date of grant and may be exercised at the rate set by the Committee; provided, however, that no such SAR shall be exercised less than one year from the date of grant. The "base price" of each unit of a "stand-alone" SAR shall be at least 100% of the fair market value of one share of Common Stock of the Company on the date on which such SAR is granted. Within this limitation the base price shall be determined by the Committee. Each unit of a "stand-alone" SAR entitles the holder, upon exercise, to payment of an amount equal to the difference between the base price of such SAR unit and the fair market value on the date of exercise of a share of Common Stock of the Company.

     (c) At the discretion of the Committee, payment upon exercise of SARs may be made in cash, in shares of Common Stock of the Company valued at their fair market value as of the date of exercise of the SAR, or partly in cash and partly in shares of Common Stock of the Company.

     (d) The Committee may establish a maximum appreciation value payable under an SAR.

6. TRANSFER OF OPTIONS AND STOCK APPRECIATION RIGHTS; EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS FOLLOWING TERMINATION OF EMPLOYMENT

     (a) Except as otherwise provided in subsections (b) and (c) of this Section 6, Options and SARs may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the holder may be exercised only by him. If the holder of an Option or SAR shall cease to be an employee of the Company, a division, or a subsidiary, and unless otherwise provided by the Committee or as provided for in Section 8, all rights under such Option or SAR shall, subject to sub-section (b), terminate, as set forth below:

          (i) in the event of termination of a holder who is retirement-eligible under the terms of a pension plan of the Company or a subsidiary, the Option or SAR may be exercised within three years following the date of termination of employment

          (ii) in the event of termination of employment due to permanent and total disability of a holder who is not retirement-eligible under the terms of a pension plan of the Company or a subsidiary, the Option or SAR may be exercised within three years following the date of such termination of employment.

          (iii) in the event of death during employment, the Option or SAR may be exercised by the executor, administrator, or other personal representative of the holder within three years succeeding death if such holder was retirement-eligible under the terms of a pension plan of the Company or a subsidiary, or twelve months if such holder was not retirement-eligible under the terms of a pension plan of the Company or a subsidiary.

          (iv) in the event of termination of employment other than as set forth in subsections (i), (ii) or (iii) above, the Option or SAR may be exercised within three months following the date of termination.

          (v) in the event of death of a holder of an Option or SAR following termination of employment, the Option or SAR may be exercised by the executor, administrator, or other personal representative of the holder, notwithstanding the time period specified in (i), (ii), (iii) or (iv) above, within (a) twelve months following death or (b) the remainder of the period in which the holder was entitled to exercise the Option or SAR, whichever period is longer.

          If the Committee determines that the termination is for cause, the Option or SAR will not under any circumstances be exercisable following termination of employment.

     (b) Notwithstanding the provisions of sub-section (a), an Option or SAR may not be exercised pursuant to this Section after the expiration of the term of such Option or SAR and may be exercised only to the extent that the holder is entitled to exercise such Option or SAR on the date of termination of employment.

     (c) Notwithstanding the provisions of subsection (a) of this Section 6, an employee who is the holder of a non-statutory Option, at any time prior to his death, may assign all or any portion of the Option to (i) his spouse or any lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or any lineal descendant, or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. In such event the spouse, lineal descendant, trustee or tax-exempt organization will be entitled to all of the rights of the employee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein, and in the related stock option agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the employee does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the employee, and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment. This subsection (c) shall apply to all non-statutory stock options granted under the Plan at any time.

7. RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

     (a) The Committee from time to time may grant shares of Common Stock of the Company to any employee selected by the Committee, subject to the forfeiture of such stock to the Company if such employee fails to remain an employee of the Company or a division, or any subsidiary for the period of time established by the Committee ("Restricted Stock"). The Committee may also grant Restricted Stock Rights ("RSRs") to any employee selected by the Committee, which would entitle such employee to receive a stated number of shares of Common Stock of the Company, subject to forfeiture of such RSRs if such employee fails to remain continuously an employee of the Company, a division, or any subsidiary for the period of time established by the Committee.

     (b) Restricted Stock and RSRs shall be subject to the following restrictions and limitations:

          (i) Restricted Stock and RSRs may not be transferred except by will or the laws of descent and distribution;

          (ii) Except as otherwise provided in Paragraphs (d) and (e) of this
     Section 7, or as provided in Section 8, Restricted Stock and RSRs and the shares subject to such RSRs shall be forfeited and all rights of a grantee of such Restricted Stock and RSRs and shares subject to RSRs shall terminate without any payment of consideration by the Company if the employee fails to remain continuously as an employee of the Company, a division, or any subsidiary for the period of time established by the Committee (the "Restricted Period"). A grantee shall not be deemed to have terminated his period of continuous employment with the Company, a division, or any subsidiary if he leaves the employ of the Company or any subsidiary for immediate reemployment with the Company, a division, or any subsidiary.

     (c) A holder of RSRs shall not be entitled to any of the rights of a holder of the Common Stock with respect to the shares subject to such RSRs prior to the issuance of such shares pursuant to the Plan. At the Committee's discretion, during the Restricted Period, for each share subject to RSRs, the Company may pay the holder an amount in cash equal to the cash dividend declared on a share of Common Stock of the Company during the Restricted Period on or about the date the Company pays such dividend to its stockholders of record.

     (d) The Committee in its sole discretion may accelerate the termination of the Restricted Period with respect to any Restricted Stock and RSRs.

     (e) In the event that the employment of a holder terminates by reason of death or permanent and total disability, (i) a holder of Restricted Stock shall be entitled to have the risk of forfeiture removed from the number of shares of Restricted Stock multiplied by a fraction (x) the numerator of which shall be the number of full months between the date of grant of such Restricted Stock and the date of such termination of employment, and (y) the denominator of which shall be the number of full months in the Restricted Period; and (ii) a holder of RSRs shall be entitled to receive the number of shares subject to such RSRs multiplied by a fraction (x) the numerator of which shall be the number of full months between the date of such RSRs and the date of such termination of employment, and (y) the denominator of which shall be the number of full months in the Restricted Period; provided, however, that any fractional share shall not be awarded. A holder of Restricted Stock or RSRs whose employment terminates for reasons other than those listed in this paragraph will forfeit his rights under any outstanding shares of Restricted Stock or RSRs. This automatic forfeiture may be waived in whole or in part by the Committee in its sole discretion.

     (f) When a grantee shall be entitled to receive shares of Common Stock pursuant to RSRs, the Company shall issue the appropriate number of shares registered in the name of the grantee.

8. CHANGE IN CONTROL

     The following provisions shall apply in the event of a "Change in Control":

     (a) In the event of a Change in Control, as defined in this Section 8:

          (i) any SARs outstanding for at least 6 months and any Options not previously exercisable and vested shall become fully exercisable and vested;

          (ii) the restrictions applicable to any Restricted Stock shall lapse and such Restricted Stock shall be deemed fully vested; and

          (iii) each holder of RSRs shall be entitled to receive the number of shares subject to such RSRs.

     (b) For purpose of this Section 8, "Change in Control" means:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d) (3) or 14(d)
     (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
     (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 8(b) shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2) individuals who, as of October 25, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned) immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be, beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

9. AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors or the Committee may amend the Plan or any Award granted thereunder at any time, except that the Board of Directors or the Committee may not, except as permitted by Section 3(c), (i) without stockholder approval, increase the number of shares of Common Stock of the Company which may be issued pursuant to the Plan, change the purchase price of an Option or base price of a "stand-alone" SAR, or make any other amendment to the Plan which is required by law to be approved by the stockholders of the Company; (ii) amend an Award granted thereunder in a manner materially and adversely affecting the rights of the holder thereof without such holder's consent. The Board of Directors may terminate the Plan at any time, but such termination shall not affect Awards previously granted under the Plan.

                               REVOCABLE PROXY


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF SCOTSMAN INDUSTRIES, INC.


        The undersigned hereby appoints(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Scotsman Industries, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, May 14, 1998, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE OF THIS CARD.

    (PLEASE SIGN AND DATE THE REVERSE SIDE AND MAIL IN THE ENCLOSED RETURN
                                  ENVELOPE.)

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
                          SCOTSMAN INDUSTRIES, INC.
   / /PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY./ /



                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES AND "FOR" PROPOSAL 2.
                                                                 Withhold   For All
1.  Election of Directors:                                For    Authority  Except the Nominee(s) written below
    Nominees:  Richard C. Osborne, Donald C. Clark        /  /    /  /     /  /
                                                                                    ------------------------------------------------



2.  Proposal to Amend the Long-Term Executive
    Incentive Compensation Plan, as described in          For    Against   Abstain
    the accompanying proxy statement.                     /  /    /  /     /  /

                                                                                    ------------------------------------------------
                                                                                                         Signature

                                                                                    ------------------------------------------------
                                                                                                Signature (if held jointly)

                                                                                    Dated: ___________________________________, 1998


                                                                                    IMPORTANT:  Please sign exactly as your name
                                                                                    or names appear on the left.  If stock is held
                                                                                    jointly, all joint owners must sign.
                                                                                    Executors, administrators, trustees, guardians,
                                                                                    custodians, corporate officers and others
                                                                                    signing in a representative capacity should
                                                                                    give their full titles.


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